UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2024

Date of Report (Date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LVLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2024, Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). A total of 32,094,191 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were present in person or represented by proxy at the Meeting, representing approximately 77.65% of the Company’s outstanding Common Stock as of the April 17, 2024 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2024.

Item 1 — Election of four Class III directors for a term of office expiring on the date of the 2027 annual meeting of stockholders, and until their respective successors have been duly elected and qualified or until each such director’s earlier death, resignation or removal.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Evan Karp	23,850,972	4,830,084	3,413,135
Michael Mardy	25,529,504	3,151,552	3,413,135
David McCreight	27,112,414	1,568,642	3,413,135
Caroline Sheu	25,533,480	3,147,576	3,413,135

Item 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

30,558,390	17,438	1,518,363	0

Based on the foregoing votes, Evan Karp, Michael Mardy, David McCreight and Caroline Sheu were elected to the Board of Directors, and Item 2 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2024	LULU’S FASHION LOUNGE HOLDINGS, INC.

	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer